A-9

National Grid General Partnership
Profit and loss account
for the year ended March 31, 2001


	$m
-------------------------------------------------------------------------

Operating costs	(2.1)
	-----

Operating loss - continuing operations	(2.1)

Dividends received	221.6
Net interest	(219.5)
	-------
Profit on ordinary activities before
and after taxation retained for the year	-
	========



Reconciliation of net income to US GAAP

Profit on ordinary activities after taxation under UK GAAP	-

Adjustments to conform with US GAAP
  Equity in income of companies	105.1
  Dividends received	(221.6)
	-------

Net loss under US GAAP	(116.5)
	========


The profit and loss account is prepared under UK GAAP.






National Grid General Partnership
Balance sheet
at March 31, 2001




	$m
-----------------------------------------------------------------------------

Fixed assets
Investment	4,229.3
	-------

	4,229.3
	-------
Creditors (amounts falling due within one year)
Other creditors
	(2,685.6)
	---------

Net assets employed	1,543.7
	========



Capital and reserves
Partnership capital	1,549.3
Profit and loss account	(5.6)
	-------

Partners' funds	1,543.7
	========


Reconciliation of partners' funds to US GAAP

Partners' funds under UK GAAP	1,543.7

Adjustments to conform with US GAAP
  Investments in subsidiaries, at equity	137.6
  Dividends received	(221.6)
	--------

Partners' funds under US GAAP	1,459.7
	========



The balance sheet is prepared under UK GAAP.




National Grid General Partnership
Cash flow statement
for the year ended March 31, 2001


	$m
----------------------------------------------------------------------------

Returns on investments and servicing of finance
Interest paid	(219.5)
Dividends received	221.6
	------

Net cash inflow for returns on investments
and servicing of finance	2.1

Acquisitions and disposals
Payments to acquire investments	(231.0)

Financing
Issue of partnership capital	228.9
	-------
Movement in cash and overdrafts	-
	=======


Summary cash flow statement under US GAAP



Net cash provided by operating activities	2.1
Net cash used in investing activities	(231.0)
Net cash provided by financing activities	228.9
	------
Movement in cash and cash equivalents	-
Cash and cash equivalents at beginning of year	-
	------
Cash and cash equivalents at end of year	-
	======



The cash flow statement is prepared under UK GAAP and the summary cash flow statement is prepared under US GAAP.






National Grid General Partnership
Profit and loss reserve
for the year ended March 31, 2001


	$m
----------------------------------------------------------------------------

At April 1, 2000	(5.6)

Retained profit for the year	-
	------
At March 31, 2001	(5.6)
	=======


Reconciliation of profit and loss reserve to retained earnings under US GAAP

Profit and loss reserve under UK GAAP at March 31, 2001	(5.6)

Adjustments to conform with US GAAP
  Equity in income of companies	105.1
  Dividends received	(221.6)
	-------

Retained earnings under US GAAP at March 31, 2001	(122.1)*
	========


*  Includes cumulative other comprehensive losses of $3.9m


The profit and loss reserve is prepared under UK GAAP.

